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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
CT Communications, Inc.:

     As independent public accountants, we hereby consent to the inclusion in the Registration Statements (Registration Nos. 33-59641, 33-59643, 33-59645, 333-15537, 333-30125, 333-38895, 333-77323, 333-65818, and 333-65846) of CT
Communications, Inc. of our reports dated February 6, 2002, with respect to the financial statements of the North Carolina RSA 5 Cellular Partnership, North Carolina RSA 15 Cellular Partnership, South Carolina RSA No. 2 Cellular General Partnership, South Carolina RSA No. 3 Cellular General Partnership, South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership, South Carolina RSA No. 6 Cellular General Partnership, South Carolina RSA No. 7 Cellular General Partnership, South Carolina RSA No. 8 Cellular General Partnership, and South Carolina RSA No. 9 Cellular General Partnership, included in CT Communications' Form 10-K for the year ended December 31, 2001. Such partnership financial statements are not included separately in CT Communications' Form 10-K.

                                          ARTHUR ANDERSEN LLP

Little Rock, Arkansas
March 28, 2002